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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the following Registration Statements:

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  Form S-8 No. 333-33772 pertaining to the Interactive Intelligence, Inc. 401(K) Savings Plan,

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  Form S-8 No. 333-33734 pertaining to the Interactive Intelligence, Inc. Employee Stock Purchase Plan,

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  Form S-8 No. 333-87919 pertaining to the Interactive Intelligence Inc. 1995 Incentive Stock Plan, as amended; Interactive Intelligence Inc. 1995 Nonstatutory Stock Option Incentive Plan; Interactive Intelligence Inc. 1999 Stock Option and Incentive Plan; Interactive Intelligence Inc. Outside Directors Stock Option Plan, as amended; and Stock Option Agreements between Interactive Intelligence Inc. and Donald E. Brown, M.D.; Jon Anton, D.Sc.; and Michael P. Cullinane

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  Form S-8 No. 333-110866 pertaining to the Interactive Intelligence, Inc. Salary Reduction for Options Program

of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of Interactive Intelligence, Inc. for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Indianapolis, Indiana
March 24, 2004

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  Exhibit 23.1